EXHIBIT 99.1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Select Operating Results for the Second Quarter Ended June 30, 2023
(Unaudited)

The following provides select unaudited operating results for the three and six months ended June 30, 2023.

	Three Months Ended			Six Months Ended
	June 30, 2023			June 30, 2023
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes(2)	16.6%		8.3%	35.1%		17.9%
New rates	$37.70		$36.43	$50.61		$48.51
Expiring rates	$32.32		$33.65	$37.47		$41.15
RSF	1,052,872	(3)		2,172,910	(3)
Tenant improvements	$26.53			$16.05
Tenant improvements/leasing commissions	$36.65			$26.31
Weighted-average lease term	13.0 years			9.5 years

Developed/redeveloped/previously vacant space leased
New rates	$64.23		$61.04	$57.44		$54.78
RSF	272,454			375,843
Weighted-average lease term	10.8 years			10.6 years

Leasing activity summary (totals):
New rates	$43.15		$41.49	$51.62		$49.44
RSF	1,325,326			2,548,753
Weighted-average lease term	12.2 years			9.7 years
Percentage of leases generated by our existing client base	77%			82%

Lease expirations(1)
Expiring rates	$37.57		$34.47	$40.93		$41.86
RSF	1,520,468			3,533,295

Leasing activity includes 100% of results for properties in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 82,025 RSF as of June 30, 2023.
(2)During the three months ended March 31, 2023, Alexandria’s rental rate growth was driven by lease renewals in the Greater Boston, San Francisco Bay Area, and Seattle markets. Alexandria’s rental rate growth during the three months ended June 30, 2023 was driven by renewals in the Seattle, Maryland, and Research Triangle markets. It is important to keep in mind that quarterly rental rate growth for lease renewals and re-leasing of space can be significantly skewed by a small number of leases or mix of leases (by submarket or property) executed in any quarter.
(3)During the trailing twelve months ended June 30, 2023, we granted free rent concessions averaging 0.5 months per annum.

Other operating metrics as of June 30, 2023
Occupancy of operating properties in North America	93.6%
Vacancy from recently acquired properties	2.2%
Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	49%
Percentage of total annual rental revenue in effect from Top 20 tenants that are investment-grade or publicly traded large cap	90%
Dividend yield (second quarter of 2023, annualized)	4.4%
Number of tenants	Approximately 825

Annual Rental Revenue in AAA Locations(1)	Percentage of Total
Greater Boston	35%
San Francisco Bay Area	23%
New York City	5%
San Diego	14%
Seattle	6%
Maryland	6%
Research Triangle	6%
Texas	3%
Other	2%

Annual Rental Revenue by Industry(1)	Percentage of Total	Per RSF
Life Science Product, Service, and Device	22%	$42.39
Multinational Pharmaceutical	17%	$60.88
Public Biotechnology – Approved or Marketed Product	14%	$60.29
Institutional (Academic/Medical, Non-Profit, and U.S. Government)	11%	$57.74
Public Biotechnology – Preclinical or Clinical Stage	10%	$69.46
Private Biotechnology	10%	$81.49
Investment-Grade or Large Cap Tech	8%	$35.89
Future Change in Use(2)	5%	$40.63
Other(3)	3%	$34.39

(1)Represents annual rental revenue in effect as of June 30, 2023.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 3.8 years.
(3)Our other tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

Select Key Updates to 2023 Guidance

The following provides select key updates to our 2023 guidance based on our current view of existing market conditions and other assumptions for the year ending December 31, 2023. There can be no assurance that actual amounts will not be materially higher or lower than these expectations.

Key updates to 2023 sources and uses of capital

Key updates to the midpoints of our guidance ranges for our 2023 key sources and uses of capital include the following:

•During the three months ended June 30, 2023, we pivoted our strategy toward harvesting value by selling 100% interests in non-core and/or properties no longer important to our mega campus strategy in lieu of seeking a new real estate joint venture partner for one of our active development projects.
•This resulted in increases to dispositions and sales of partial interests by $225 million and construction spending by $210 million.
•The revised midpoint to our 2023 guidance range for dispositions and sales of partial interests is $1.75 billion.
•The revised midpoint to our 2023 construction spending is $2.9 billion. Total 2023 construction spending before contributions from real estate joint venture partners remains unchanged from our prior forecast at $3.5 billion.

	Midpoint			As of 7/13/23
Key Sources and Uses of Capital	As of 4/24/23	Key Changes	As of 7/13/23	Range		Midpoint	Certain Completed Items
Sources of capital:
Incremental debt	$650	$(15)	$635	$560	$710	$635
Excess 2022 bond capital held as cash at December 31, 2022	300	—	300	300	300	300	$300	(1)
Net cash provided by operating activities after dividends	375	—	375	350	400	375
Dispositions and sales of partial interests	1,525	225	1,750	1,650	1,850	1,750	$701	(2)
Future settlement of forward equity sales agreements outstanding as of December 31, 2022	100	—	100	100	100	100	$100	(3)
Total sources of capital before excess cash expected to be held at December 31, 2023	$2,950	$210	$3,160	2,960	3,360	3,160
Cash expected to be held at December 31, 2023(4)	$275	$—	$275	125	425	275
Total sources of capital				$3,085	$3,785	$3,435
Uses of capital:
Construction	$2,725	$210	$2,935	$2,785	$3,085	$2,935
Acquisitions	225	—	225	175	275	225	$236
	$2,950	$210	$3,160	$2,960	$3,360	$3,160
Incremental debt (included above):
Issuance of unsecured senior notes payable				$1,000	$1,000	$1,000	$1,000	(5)
Unsecured senior line of credit, commercial paper, and other				(440)	(290)	(365)
Net incremental debt				$560	$710	$635

(1)Represents $300.0 million of excess 2022 bond capital proceeds held as cash at December 31, 2022 that was used to reduce our 2023 debt capital needs.
(2)Refer to Exhibit 99.4 for additional information on completed dispositions and sales of partial interests as of June 30, 2023.
(3)Represents outstanding forward equity sales agreements entered into in 2022 to sell 699 thousand shares of common stock under our ATM program.
(4)Represents estimated excess 2023 bond capital proceeds expected to be held as cash at December 31, 2023, which reduces our 2024 debt capital needs.
(5)Represents $1.0 billion of unsecured senior notes payable issued in February 2023.

Select key updates to projected 2023 earnings per share and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted

Projected 2023 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted, as Adjusted
	As of 7/13/23	As of 4/24/23	Key Changes
Earnings per share(1)	$2.72 to $2.78	$2.21 to $2.31
Depreciation and amortization of real estate assets	5.55	5.55
Gain on sales of real estate	(1.26)	—
Impairment of real estate – rental properties(2)	0.98	0.81
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share(3)	$7.95 to $8.01	$8.53 to $8.63
Unrealized losses on non-real estate investments	0.84	0.39
Impairment of non-real estate investments(4)	0.13	—
Impairment of real estate(2)	0.02	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)
Funds from operations per share, as adjusted	$8.93 to $8.99	$8.91 to $9.01	No change to midpoint; range narrowed by 4 cents
Midpoint	$8.96	$8.96

(1)Excludes unrealized gains or losses after June 30, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Represents impairment charges recognized during 2Q23 aggregating $168.6 million, including $145.4 million at 275 Grove Street to reduce our investment in this campus to fair value less costs to sell, and $17.1 million to fully write down the carrying amount of our one remaining property in Asia.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and Non-GAAP measures” section of this exhibit for additional details.
(4)Represents impairment charges recognized during 2Q23 aggregating $23.0 million, primarily related to three non-real estate investments in privately held entities that do not report NAV.

	As of 7/13/23		As of 4/24/23
	Low	High	Low	High	Key Changes

Occupancy percentage in North America as of December 31, 2023	94.6%	95.6%	94.6%	95.6%	No change
Lease renewals and re-leasing of space:
Rental rate increases	28.0%	33.0%	28.0%	33.0%
Rental rate increases (cash basis)	12.0%	17.0%	12.0%	17.0%